I-TRAX, INC.

               AMENDED AND RESTATED 2001 EQUITY COMPENSATION PLAN
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                                   ARTICLE ONE

                               GENERAL PROVISIONS
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         I. PURPOSE OF THE PLAN

                  This Amended and Restated 2001 Equity Compensation Plan is intended to promote the interests of I-trax, Inc., a Delaware corporation, by providing eligible persons with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation as an incentive for them to remain in the service of the Corporation.

                  Capitalized terms shall have the meanings assigned to such terms in the attached Appendix.

         II. STRUCTURE OF THE PLAN

         A. The Plan shall be divided into the separate equity incentive programs described in items 1, 2 and 3 below, and, upon the direction of the Board, into the separate equity incentive program described in item 4 below:

         1. the Discretionary Option Grant Program under which eligible persons may, at the discretion of the Plan Administrator, be granted options to purchase shares of Common Stock,

         2. the Salary Investment Option Grant Program under which eligible employees may elect to have a portion of their base salary invested each year in special options,

         3. the Stock Issuance Program under which eligible persons may, at the discretion of the Plan Administrator, be issued shares of Common Stock directly, either through the immediate purchase of such shares or as a bonus for services rendered the Corporation (or any Parent or Subsidiary), and

         4. when implemented by the Board, the Automatic Option Grant Program under which eligible non-employee Board members shall automatically receive options at periodic intervals to purchase shares of Common Stock.

         B. The provisions of Articles One and Six shall apply to all equity programs under the Plan and shall govern the interests of all persons under the Plan.

         C. This Plan shall be unfunded. The Corporation shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any awards under this Plan.


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         III. ADMINISTRATION OF THE PLAN

         A. The following provisions shall govern the administration of the
Plan:

         1. The Board shall have the authority to administer the Discretionary Option Grant and Stock Issuance Programs with respect to Section 16 Insiders and Covered Employees, but may delegate such authority in whole or in part to the Primary Committee.

         2. Administration of the Discretionary Option Grant and Stock Issuance Programs with respect to all other persons eligible to participate in those programs may, at the Board's discretion, be vested in the Primary Committee or a Secondary Committee, or the Board may retain the power to administer those programs with respect to all such persons.

         3. The Board (or Primary Committee) shall select the Section 16 Insiders and Covered Employees and other highly compensated Employees eligible to participate in the Salary Investment Option Grant Program. However, all option grants under the Salary Investment Option Grant Program shall be made in accordance with the terms of that program and the Primary Committee shall not exercise any administrative discretion with respect to option grants made under the program.

         4. If and when activated by the Board, administration of the Automatic Option Grant Program shall be self-executing in accordance with the terms of that program.

         B. Each Plan Administrator shall, within the scope of its administrative jurisdiction under the Plan, have full power and authority subject to the provisions of the Plan:

         1. to establish such rules as it may deem appropriate for proper administration of the Plan, to make all factual determinations, to construe and interpret the provisions of the Plan and the awards thereunder and to resolve any and all ambiguities thereunder;

         2. to determine, with respect to awards made under the Discretionary Option Grant and Stock Issuance Programs, which eligible persons are to receive such awards, the time or times when such awards are to be made, the number of shares to be covered by each such award, the vesting schedule (if any) applicable to the award, the status of a granted option as either an Incentive Option or a Non-Statutory Option and the maximum term for which the option is to remain outstanding;

         3. to amend, modify or cancel any outstanding award with the consent of the holder or accelerate the vesting of such award; and

         4. to take such other discretionary actions as permitted pursuant to the terms of the applicable program.

         C. All decisions of each Plan Administrator within the scope of its administrative functions under the Plan shall be final and binding on all parties.


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         D. Members of the Primary Committee or any Secondary Committee shall serve for such period of time as the Board may determine and may be removed by the Board at any time. The Board may also at any time terminate the functions of any Secondary Committee and reassume all powers and authority previously delegated to such committee.

         E. Notwithstanding any of the foregoing provisions of this Section III to the contrary, each Plan Administrator that has the authority to administer any equity program under the Plan with respect to Section 16 Insiders and Covered Employees shall consist solely of two or more individuals who are both "outside directors" as defined under Section 162(m) of the Code and related Treasury regulations and "non-employee directors" as defined under Rule 16b-3 under the 1934 Act.

         F. Service on the Primary Committee or the Secondary Committee shall constitute service as a Board member, and members of each such committee (whether or not an actual Board member) shall accordingly be entitled to full indemnification and reimbursement as Board members for their service on such committee. No member of the Primary Committee or the Secondary Committee shall be liable for any act or omission made in good faith with respect to the Plan or any options or stock issuances under the Plan.

         IV. ELIGIBILITY

         A. The persons eligible to participate in the Discretionary Option Grant and Stock Issuance Programs are as follows:

         1.       Employees,

         2. non-employee members of the Board or of the board of directors of any Parent or Subsidiary, and

         3. consultants and other independent advisors who provide services to the Corporation (or any Parent or Subsidiary).

         B. Only Employees who are Section 16 Insiders and Covered Employees or other highly compensated individuals shall be eligible to participate in the Salary Investment Option Grant Program.

         C. Only non-employee Board members shall be eligible to participate in the Automatic Option Grant Program.

         V. STOCK SUBJECT TO THE PLAN

         A. The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Corporation on the open market. The maximum number of shares of Common Stock that may be issued under the plan shall not exceed Three Million Six Hundred Thousand (3,600,000) shares, plus the additional shares of Common Stock described in Section V.B of Article 1.


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         B. The number of shares of Common Stock available for issuance under the Plan shall automatically increase on the first trading day of January of each calendar year during the term of the Plan, beginning with the 2005 calendar year, by an amount equal to three percent (3%) of the total number of shares of Common Stock outstanding on the last trading day in December of the immediately preceding calendar year, but in no event shall such annual increase exceed Three Hundred Thousand (300,000) shares.

         C. No one person participating in the Plan may receive options, separately exercisable stock appreciation rights and direct stock issuances for more than Four Hundred Thousand (400,000) shares of Common Stock in the aggregate per calendar year.

         D. Shares of Common Stock subject to outstanding options shall be available for subsequent issuance under the Plan to the extent those options expire, terminate or are cancelled for any reason prior to exercise in full. Unvested shares issued under the Plan and subsequently repurchased by the Corporation, at the original exercise or issue price paid per share, pursuant to the Corporation's repurchase rights under the Plan shall be added back to the number of shares of Common Stock reserved for issuance under the Plan and shall accordingly be available for reissuance through one or more subsequent options or direct stock issuances under the Plan. However, should the exercise price of an option under the Plan be paid for with shares of Common Stock or should shares of Common Stock otherwise issuable under the Plan be withheld by the Corporation in satisfaction of the withholding taxes incurred in connection with the exercise of an option or the vesting of a stock issuance under the Plan, then the number of shares of Common Stock available for issuance under the Plan shall be reduced by the gross number of shares for which the option is exercised or which vest under the stock issuance, and not by the net number of shares of Common Stock issued to the holder of such option or stock issuance. Shares of Common Stock underlying one or more stock appreciation rights exercised under the Plan shall not be available for subsequent issuance.

         E. If any change is made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, appropriate adjustments shall be made to (i) the maximum number and/or class of securities issuable under the Plan, (ii) the number and/or class of securities by which the share reserve is to increase each calendar year pursuant to the automatic share increase provisions of the Plan, (iii) the number and/or class of securities for which any one person may be granted options, separately exercisable stock appreciation rights and direct stock issuances under the Plan per calendar year, (iv) the number and/or class of securities for which grants are subsequently to be made under the Automatic Option Grant Program to new and continuing non-employee Board members, and (v) the number and/or class of securities and the exercise price per share in effect under each outstanding option under the Plan. Such adjustments to the outstanding options are to be effected in a manner which shall preclude the enlargement or dilution of rights and benefits under such options. The adjustments determined by the Plan Administrator shall be final, binding and conclusive.

         VI. LIMITATIONS ON ISSUANCE OR TRANSFER OF SHARES.


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         A. No Common Stock shall be issued or transferred in connection with any award hereunder unless and until all legal requirements applicable to the issuance or transfer of such Common Stock have been complied with to the satisfaction of the Plan Administrator. The Plan Administrator shall have the right to condition any award made to any Optionee or Participant hereunder on such Optionee's or Participant's undertaking in writing to comply with such restrictions on his or her subsequent disposition of such shares of Common Stock as the Plan Administrator shall deem necessary or advisable, and certificates representing such shares may be legended to reflect any such restrictions. Certificates representing shares of Common Stock issued or transferred under the Plan will be subject to such stop-transfer orders and other restrictions as may be required by applicable laws, regulations and interpretations, including any requirement that a legend be placed thereon.

         B. If based upon the opinion of counsel to the Corporation, the Plan Administrator determines that the exercise of any options would violate any applicable provision of (a) state or federal securities law or (b) the listing requirements of any securities exchange registered under the 1934 Act on which are listed any of the Corporation's equity securities, then the Plan Administrator may postpone any such exercise; provided, however, that the Corporation shall use its best efforts to cause such exercise to comply with all such provisions at the earliest practicable date.

         C. With respect to Section 16 Insiders and Covered Employees of the Corporation, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the 1934 Act. To the extent any provision of the Plan or action by the Board or the Plan Administrator fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Board and the Plan Administrator.

         D. If so requested by the Corporation or any representative of the underwriters (the "Managing Underwriter") in connection with any registration of the offering of any securities of the Corporation under the Securities Act of 1933, as amended (the "Securities Act"), an Optionee or Participant (including any successor or assigns) shall not sell or otherwise transfer any shares or other securities of the Corporation during the 180-day period following the effective date of a registration statement of the Corporation filed under the Securities Act (or such other period as may be requested in writing by the Managing Underwriter and agreed to in writing by the Corporation) (the "Market Standoff Period"). Such restriction shall apply to any registration statement of the Corporation to become effective under the Securities Act that includes securities to be sold on behalf of the Corporation to the public in an underwritten public offering under the Securities Act. The Corporation may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such Market Standoff Period.



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                                   ARTICLE TWO

                       DISCRETIONARY OPTION GRANT PROGRAM
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         I. OPTION TERMS

                  Each option shall be evidenced by one or more documents in the form approved by the Plan Administrator; provided, however, that each such document shall comply with the terms specified below. Each document evidencing an Incentive Option shall, in addition, be subject to the provisions of the Plan applicable to such options.

                  A.       Exercise Price.

                  The exercise price per share shall be fixed by the Plan Administrator at the time of the option grant and may be less than, equal to or greater than the Fair Market Value per share of Common Stock on the option grant date.

                  The exercise price shall become immediately due upon exercise of the option and shall, subject to the provisions of Section II of Article Six and the documents evidencing the option, be payable in one or more of the following forms:

                           1.       in cash or check made payable to the
                                    Corporation;

                           2.       shares of Common Stock held for the
                                    requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date, or

                           3. to the extent the option is exercised for vested shares, through a special sale and remittance procedure pursuant to which the Optionee shall concurrently provide irrevocable instructions to (a) a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable Federal, state and local income and employment taxes required to be withheld by the Corporation by reason of such exercise and (b) the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale.

                  Except to the extent the sale and remittance procedure described in item 3, above, is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

                  B. Exercise and Term of Options. Each option shall be exercisable at such time or times, during such period and for such number of shares as shall be determined by the Plan Administrator and set forth in the documents evidencing the option. However, no option shall have a term in excess of ten (10) years measured from the option grant date.


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

                  C. Loans and Guarantees. The Plan Administrator may, in its discretion,

                           1. allow an Optionee in the Discretionary Option Grant Program to defer (at no less than reasonable commercial rates) payment to the Corporation of all or any portion of (a) the exercise price of an option, or (b) any taxes associated with a benefit hereunder which is not a cash benefit at the time such benefit is so taxable, or

                           2. cause the Corporation to guarantee a loan from a third party to the Optionee in the Discretionary Option Grant Program, in an amount equal to all or any portion of such exercise price or any related taxes.

                  Any such payment deferral or guarantee by the Corporation pursuant to this Section I.C. shall be, on a secured or unsecured basis, for such periods, at commercial interest rates, and on such other terms and conditions as the Plan Administrator may determine. Notwithstanding the foregoing, a Optionee shall not be entitled to defer the payment of such exercise price or any related taxes unless the Optionee (a) enters into a binding obligation to pay the portion of the exercise price or any related taxes which are deferred and (b) pays upon exercise of an option a minimum amount, with respect to all shares of Common Stock to be then issued, equal to the amount determined by the Plan Administrator to be capital within the meaning of
Section 154 of the Delaware General Corporation Law. If the Plan Administrator has permitted a payment deferral or caused the Corporation to guarantee a loan pursuant to this Section I.C., then the Plan Administrator may, in its discretion, require the immediate payment of such deferred amount or the immediate release of such guarantee in the event the Optionee sells or otherwise transfers the Optionee's shares of Common Stock purchased pursuant to such deferral or guarantee.

                  D.       Cessation of Service.
                           ---------------------

                  The following provisions shall govern the exercise of any options outstanding at the time of the Optionee's cessation of Service or death:

                           1. Any option outstanding at the time of the Optionee's cessation of Service for any reason shall remain exercisable for such period of time thereafter as shall be determined by the Plan Administrator and set forth in the documents evidencing the option, but no such option shall be exercisable after the expiration of the option term.

                           2. Any option exercisable in whole or in part by the Optionee at the time of death may be subsequently exercised by his or her Beneficiary.

                           3. During the applicable post-Service exercise period, the option may not be exercised in the aggregate for more than the number of vested shares for which the option is exercisable on the date of the Optionee's cessation of Service. Upon the expiration of the applicable exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any vested shares for which the option has not been exercised. However, the option shall, immediately upon the Optionee's cessation of Service, terminate and cease to be outstanding to the extent the option is not otherwise at that time exercisable for vested shares.



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

                           4. Should the Optionee's Service be terminated for Misconduct or should the Optionee engage in Misconduct while his or her options are outstanding, then all such options shall terminate immediately and cease to be outstanding.

                  The Plan Administrator shall have complete discretion, exercisable either at the time an option is granted or at any time while the option remains outstanding:

                           1. to extend the period of time for which the option is to remain exercisable following the Optionee's cessation of Service to such period of time as the Plan Administrator shall deem appropriate, but in no event beyond the expiration of the option term, and/or

                           2. to permit the option to be exercised, during the applicable post-Service exercise period, for one or more additional installments in which the Optionee would have vested had the Optionee continued in Service.

                  E. Stockholder Rights. The holder of an option shall have no stockholder rights with respect to the shares subject to the option until such person shall have exercised the option, paid the exercise price and become a holder of record of the purchased shares.

                  F. Repurchase Rights. The Plan Administrator shall have the discretion to grant options which are exercisable for unvested shares of Common Stock. Should the Optionee cease Service while holding such unvested shares, the Corporation shall have the right to repurchase, at the exercise price paid per share, any or all of those unvested shares. The terms upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Plan Administrator and set forth in the document evidencing such repurchase right.

                  G. Limited Transferability of Options. During the lifetime of the Optionee, Incentive Options shall be exercisable only by the Optionee and shall not be assignable or transferable other than by will or by the laws of inheritance following the Optionee's death. Non-Statutory Options shall be subject to the same restrictions, except that a Non-Statutory Option may, to the extent permitted by the Plan Administrator, be assigned in whole or in part without consideration during the Optionee's lifetime to one or more members of the Optionee's immediate family, or to others, including but not limited to, a trust in which Optionee and/or one or more such family members hold more than fifty percent (50%) of the beneficial interest, an entity in which more than fifty percent (50%) of the voting interests are owned by one or more such family members, or an entity, acceptable to the Plan Administrator, with which the Optionee has a business relationship. Non-Statutory Options may also be transferred, to the extent permitted by the Plan Administrator, pursuant to a domestic relations order (as defined under section 414(p) of the Code). Each such transfer must also be consistent with applicable securities laws. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment which shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate and each assignee shall agree to be legally bound by such terms.


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

                  Notwithstanding the foregoing, the Optionee may also designate one or more persons as the Beneficiary or Beneficiaries of his or her outstanding options, and those options shall, in accordance with such designation, automatically be transferred to such Beneficiary or Beneficiaries upon the Optionee's death while holding those options and upon furnishing proof satisfactory to the Corporation of the Beneficiary's or Beneficiaries' right to receive the options. Such Beneficiary or Beneficiaries shall take the transferred options subject to all the terms and conditions of the applicable agreement evidencing each such transferred option, including (without limitation) the limited time period during which the option may be exercised following the Optionee's death.

         II.      INCENTIVE OPTIONS

                  The terms specified below shall be applicable to all Incentive Options. Except as modified by the provisions of this Section II, all the provisions of Articles One and Two shall be applicable to Incentive Options. Options which are specifically designated as Non-Statutory Options when issued under the Plan shall not be subject to the terms of this Section II.

                  A. Eligibility. Incentive Options may only be granted to Employees.

                  B. Exercise Price. The exercise price per share shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the option grant date.

                  C. Dollar Limitation. The aggregate Fair Market Value of the shares of Common Stock (determined as of the respective date or dates of grant) for which one or more options granted to any Employee under the Plan (or any other option plan of the Corporation or any Parent or Subsidiary) may for the first time become exercisable as Incentive Options during any one calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). To the extent the Employee holds two (2) or more such options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such options as Incentive Options shall be applied on the basis of the order in which such options are granted.

                  D. 10% Stockholder. If any Employee to whom an Incentive Option is granted is a 10% Stockholder, then the exercise price per share shall not be less than one hundred ten percent (110%) of the Fair Market Value per share of Common Stock on the option grant date, and the option term shall not exceed five (5) years measured from the option grant date.

         III.     CONSEQUENCES OF A CHANGE IN CONTROL

                  A. Upon a Change in Control the Plan Administrator, subject to Section III.B., below, shall have the full discretion to do any or all of the following with respect to the outstanding options granted under the Discretionary Option Grant Program:

                           1. to provide that the outstanding options shall accelerate and become fully exercisable, whether or not those options are assumed or otherwise continued in full force and effect pursuant to the terms of the Change in Control. Any such option shall accordingly become exercisable, immediately prior to the effective date of such Change in Control, for all of the shares of Common Stock at the time subject to that option and may be exercised for any or all of those shares as fully-vested shares of Common Stock;

                           2.       to provide that one or more of the
                                    Corporation's repurchase rights provided in accordance with Section I.F., above, shall not be assignable in connection with such Change in Control and shall terminate upon the consummation of such Change in Control, except to the extent: (i) those repurchase rights are assigned to the successor corporation (or parent thereof) or are otherwise continued in full force and effect pursuant to the terms of the Change in Control or (ii) such accelerated vesting is precluded by other limitations imposed by the Plan Administrator at the time the repurchase right is issued;

                           3. where the Corporation is not the surviving corporation (or survives only as a subsidiary of another corporation) to provide that all outstanding options that are not exercised shall be assumed by, or replaced with comparable options granted by, the surviving corporation;

                           4. subject to Section III.B. below, to require that Optionees surrender their outstanding options in exchange for a payment by the Corporation, in cash or Common Stock as determined by the Plan Administrator, in an amount equal to the amount by which the then Fair Market Value of the shares of Common Stock subject to the Optionee's unexercised options exceeds the exercise price of the options;

                           5. after giving Optionees an opportunity to exercise their outstanding options, to terminate any or all unexercised options at such time as the Plan Administrator deems appropriate. Such surrender or termination shall take place as of the date specified by the Plan Administrator; or

                           6. to take any other action that the Plan Administrator shall determine to pursue.

                  B. Notwithstanding anything in the Plan to the contrary, in the event of a Change in Control, the Plan Administrator shall not have the right to take any actions described in the Plan that would make the Change in Control ineligible for pooling of interest accounting treatment or that would make the Change in Control ineligible for desired tax treatment if, in the absence of such right, the Change in Control would qualify for such treatment and the Corporation intends to use such treatment with respect to the Change in Control.

                  C. Each option which is assumed in connection with a Change in Control shall be appropriately adjusted, immediately after such Change in Control, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Change in Control had the option been exercised immediately prior to such Change in Control. Appropriate adjustments to reflect such Change in Control shall also be made to (i) the exercise price payable per share under each outstanding option, provided the aggregate exercise price payable for such securities shall remain the same, (ii) the maximum number and/or class of securities available for issuance over the remaining term of the Plan and
                           (iii) the maximum number and/or class of securities for which any one person may be granted options, separately exercisable stock appreciation rights and direct stock issuances under the Plan per calendar year.



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


                           To the extent the actual holders of the Corporation's outstanding Common Stock receive cash consideration for their Common Stock in consummation of the Change in Control, the successor corporation may, in connection with the assumption of the outstanding options, substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in such Change in Control.

                  D. The Plan Administrator may at any time provide that one or more options will automatically accelerate upon an Involuntary Termination of the Optionee's Service within a designated period (not to exceed eighteen (18) months) following the effective date of any Change in Control in which those options do not otherwise accelerate. Any options so accelerated shall remain exercisable for fully-vested shares until the earlier of (i) the expiration of the option term or (ii) the expiration of the one (1) year period measured from the effective date of the Involuntary Termination. In addition, the Plan Administrator may at any time provide that one or more of the Corporation's repurchase rights shall immediately terminate upon such Involuntary Termination.

                  E. The portion of any Incentive Option accelerated in connection with a Change in Control shall remain exercisable as an Incentive Option only to the extent the applicable One Hundred Thousand Dollar ($100,000) limitation is not exceeded. To the extent such dollar limitation is exceeded, the accelerated portion of such option shall be exercisable as a Non-Statutory Option under the Federal tax laws.

         IV.      STOCK APPRECIATION RIGHTS

                  The Plan Administrator may, subject to such conditions as it may determine, grant to selected Optionees stock appreciation rights which will allow the holders of those rights to elect between the exercise of the underlying option for shares of Common Stock and the surrender of that option in exchange for a distribution from the Corporation in an amount equal to the excess of (a) the Option Surrender Value of the number of shares for which the option is surrendered over (b) the aggregate exercise price payable for such shares. The distribution may be made in shares of Common Stock valued at Fair Market Value on the option surrender date, in cash, or partly in shares and partly in cash, as the Plan Administrator shall in its sole discretion deem appropriate.

         V.       SUBSTITUTED OPTIONS

                  If the Plan Administrator cancels, with the consent of an Optionee, any option granted under the Plan, and a new option is substituted therefor, then the Plan Administrator may, in its discretion, provide that the grant date of the canceled option shall be the date used to determine the earliest date or dates for exercising or disposing of the new substituted option under Section I.B., above, so that the Optionee may exercise or dispose of the substituted option at the same time as if the Optionee had held the substituted option since the grant date of the canceled option; provided, however, that no Optionee who for purposes of Section 16 of the 1934 Act is treated as an officer, director or 10% Stockholder of the Corporation may dispose of a substituted exchange option within less than six months after the grant date (calculated without reference to this Section V).

                                  ARTICLE THREE

                     SALARY INVESTMENT OPTION GRANT PROGRAM
                     --------------------------------------

         I.       OPTION GRANTS

                  The Primary Committee may implement the Salary Investment Option Grant Program for one or more calendar years beginning after the Plan Effective Date and select the Section 16 Insiders and Covered Employees and other highly compensated Employees who shall be eligible to participate in the Salary Investment Option Grant Program for each such calendar year. Each selected individual who elects to participate in the Salary Investment Option Grant Program must, prior to the start of each calendar year of participation, file with the Plan Administrator (or its designate) an irrevocable authorization directing the Corporation to reduce his or her base salary for that calendar year by an amount not less than Five Thousand Dollars ($5,000) (or such lesser amount as the Plan Administrator may determine) nor more than Fifty Thousand Dollars ($50,000) (or such lesser amount as the Plan Administrator may determine). Each individual who files such a timely election shall be granted an option under the Salary Investment Grant Program on the first trading day in January for the calendar year for which the salary reduction is to be in effect.

         II.      OPTION TERMS

                  Each option shall be a Non-Statutory Option evidenced by one or more documents in the form approved by the Plan Administrator; provided, however, that each such document shall comply with the terms specified below.

                  A.       Exercise Price.

                           1. The exercise price per share shall be thirty-three and one-third percent (33-1/3%) of the Fair Market Value per share of Common Stock on the option grant date.

                           2. The exercise price shall become immediately due upon exercise of the option and shall be payable in one or more of the alternative forms authorized under the Discretionary Option Grant Program. Except to the extent the sale and remittance procedure specified thereunder is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

                  B. Number of Option Shares. The number of shares of Common Stock subject to the option shall be determined pursuant to the following formula (rounded down to the nearest whole number):

                           X = A / (B x 66-2/3%), where

                           X is the number of option shares,

                           A is the dollar amount of the approved reduction in the Optionee's base salary for the calendar year, and

                           B is the Fair Market Value per share of Common Stock on the option grant date.

                  C. Exercise and Term of Options. The option shall become exercisable in a series of twelve (12) successive equal monthly installments upon the Optionee's completion of each calendar month of Service in the calendar year for which the salary reduction is in effect. Each option shall have a maximum term of ten
                           (10) years measured from the option grant date.

                  D. Cessation of Service. Each option outstanding at the time of the Optionee's cessation of Service shall remain exercisable, for any or all of the shares for which the option is exercisable at the time of such cessation of Service, until the earlier of (i) the expiration of the option term or (ii) the expiration of the three (3)-year period following the Optionee's cessation of Service. To the extent the option is held by the Optionee at the time of his or her death, the option may be exercised by his or her Beneficiary. However, the option shall, immediately upon the Optionee's cessation of Service, terminate and cease to remain outstanding with respect to any and all shares of Common Stock for which the option is not otherwise at that time exercisable.

         III.     CHANGE IN CONTROL

                  A. In the event of any Change in Control while an Optionee remains in Service holding an outstanding option granted under the Salary Investment Option Grant Program, the Plan Administrator shall have the full discretion to do any or all of the following:

                           1. to provide that each such outstanding option shall, immediately prior to the effective date of the Change in Control, accelerate and become fully exercisable with respect to the total number of shares of Common Stock at the time subject to such option and may be exercised for any or all of those shares as fully-vested shares of Common Stock;

                           2.       to provide that one or more of the
                                    Corporation's repurchase rights provided in accordance with Section I.F., above, shall not be assignable in connection with such Change in Control and shall terminate upon the consummation of such Change in Control, except to the extent: (i) those repurchase rights are assigned to the successor corporation (or parent thereof) or are otherwise continued in full force and effect pursuant to the terms of the Change in Control or (ii) such accelerated vesting is precluded by other limitations imposed by the Plan Administrator at the time the repurchase right is issued;

                           3. where the Corporation is not the surviving corporation (or survives only as a subsidiary of another corporation) to provide that all outstanding options that are not exercised shall be assumed by, or replaced with comparable options granted by, the surviving corporation;

                           4. subject to Section III.B. of Article Two, above, to require that Optionees surrender their outstanding options in exchange for a payment by the Corporation, in cash or Common Stock as determined by the Plan Administrator, in an amount equal to the amount by which the then Fair Market Value of the shares of Common Stock subject to the Optionee's unexercised options exceeds the exercise price of the options;

                           5. after giving Optionees an opportunity to exercise their outstanding options, to terminate any or all unexercised options at such time as the Plan Administrator deems appropriate. Such surrender or termination shall take place as of the date specified by the Plan Administrator; or

                           6. to take any other action that the Plan Administrator shall determine to pursue.

                  B. Each option accelerated in connection with a Change in Control shall terminate upon the Change in Control, except to the extent assumed by the successor corporation (or parent thereof) or otherwise continued in full force and effect pursuant to the terms of the Change in Control.

                  C. Each option described in Section III.A., above, which is assumed in connection with a Change in Control shall be appropriately adjusted to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Change in Control had the option been exercised immediately prior to such Change in Control. Appropriate adjustments shall also be made to the exercise price payable per share under each outstanding option, provided the aggregate exercise price payable for such securities shall remain the same. To the extent the actual holders of the Corporation's outstanding Common Stock receive cash consideration for their Common Stock in consummation of the Change in Control, the successor corporation may, in connection with the assumption of the outstanding options, substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in such Change in Control.

         IV.      REMAINING TERMS

                  The remaining terms of each option granted under the Salary Investment Option Grant Program shall be the same as the terms in effect for options granted under the Discretionary Option Grant Program.

                                  ARTICLE FOUR

                             STOCK ISSUANCE PROGRAM
                             ----------------------

         I.       STOCK ISSUANCE TERMS

                  Shares of Common Stock may be issued under the Stock Issuance Program through direct and immediate issuances without any intervening options. Shares of Common Stock may also be issued under the Stock Issuance Program pursuant to share right awards which entitle the recipients to receive those shares upon the attainment of designated performance goals or Service requirements. Each such award shall be evidenced by one or more documents which comply with the terms specified below.

                  A.       Purchase Price.

                           1. The purchase price per share of Common Stock subject to direct issuance shall be fixed by the Plan Administrator and may be less than, equal to or greater than the Fair Market Value per share of Common Stock on the issue date.

                           2. Subject to the provisions of Section II of Article Six, shares of Common Stock may be issued under the Stock Issuance Program for any of the following items of consideration which the Plan Administrator may deem appropriate in each individual instance:

                                    (i)      cash or check made payable to the
                                             Corporation, or

                                    (ii)     past services rendered to the
                                             Corporation (or any Parent or
                                             Subsidiary).

                  B.       Vesting/Issuance Provisions.

                           1. The Plan Administrator may issue shares of Common Stock which are fully and immediately vested upon issuance or which are to vest in one or more installments over the Participant's period of Service or upon attainment of specified performance objectives. Alternatively, the Plan Administrator may issue share right awards which shall entitle the recipient to receive a specified number of vested shares of Common Stock upon the attainment of one or more performance goals or Service requirements established by the Plan Administrator.

                           2.       Any new, substituted or additional
                                    securities or other property (including
                                    money paid other than as a regular cash
                                    dividend) which the Participant may have the right to receive with respect to his or her unvested shares of Common Stock by reason of any stock dividend, stock split, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration shall be issued subject to (i) the same vesting requirements applicable to the Participant's unvested shares of Common Stock and (ii) such escrow arrangements as the Plan Administrator shall deem appropriate.

                           3. The Participant shall have full stockholder rights with respect to the issued shares of Common Stock, whether or not the Participant's interest in those shares is vested. Accordingly, the Participant shall have the right to vote such shares and to receive any regular cash dividends paid on such shares.

                           4. Should the Participant cease to remain in Service while holding one or more unvested shares of Common Stock, or should the performance objectives not be attained with respect to one or more such unvested shares of Common Stock, then those shares shall be immediately surrendered to the Corporation for cancellation, and the Participant shall have no further stockholder rights with respect to those shares. To the extent the surrendered shares were previously issued to the Participant for consideration paid in cash or cash equivalent (including the Participant's purchase-money indebtedness), the Corporation shall repay to the Participant the cash consideration paid for the surrendered shares and shall cancel the unpaid principal balance of any outstanding purchase-money note of the Participant attributable to the surrendered shares.

                           5. The Plan Administrator may waive the surrender and cancellation of one or more unvested shares of Common Stock (or other assets attributable thereto) which would otherwise occur upon the cessation of the Participant's Service or the non-attainment of the performance objectives applicable to those shares. Such waiver shall result in the immediate vesting of the Participant's interest in the shares of Common Stock as to which the waiver applies. Such waiver may be effected at any time, whether before or after the Participant's cessation of Service or the attainment or non-attainment of the applicable performance objectives.

                           6. Outstanding share right awards shall automatically terminate, and no shares of Common Stock shall actually be issued in satisfaction of those awards, if the performance goals or Service requirements established for such awards are not attained. The Plan Administrator, however, shall have the authority to issue shares of Common Stock in satisfaction of one or more outstanding share right awards as to which the designated performance goals or Service requirements are not attained.

         II.      CHANGE IN CONTROL

                  A. In the event of any Change in Control, the Plan Administrator shall have the full discretion to do any or all of the following with respect to the Corporation's outstanding repurchase rights applicable to shares of Common Stock issued under the Stock Issuance Program:

                           1. to provide that all such outstanding repurchase rights shall terminate and all the shares of Common Stock subject to those terminated rights shall immediately vest in full except to the extent that such accelerated vesting is precluded by other limitations imposed by the Plan Administrator at the time the repurchase right is issued;

                           2. to assign the repurchase rights to the successor corporation (or parent thereof) or otherwise to continue such rights in full force and effect pursuant to the terms of the Change in Control; or

                           3. to take any other action that the Plan Administrator shall determine to pursue.

                  B. The Plan Administrator may at any time provide for the automatic termination of one or more of the Corporation's outstanding repurchase rights applicable to the shares described in Section II.A., above, and the immediate vesting of the shares of Common Stock subject to those terminated rights upon an Involuntary Termination of the Participant's Service within a designated period (not to exceed eighteen (18) months) following the effective date of any Change in Control in which those repurchase rights are assigned to the successor corporation (or parent thereof) or otherwise continue in full force and effect.

         III.     SHARE ESCROW/LEGENDS

                  Unvested shares may, in the Plan Administrator's discretion, be held in escrow by the Corporation until the Participant's interest in such shares vests or may be issued directly to the Participant with restrictive legends on the certificates evidencing those unvested shares.

         IV.      SECTION 83(b) ELECTION

                  Provided that the Plan Administrator shall not have prohibited the Participant from making the following election, if a Participant shall, in connection with any grant of share right awards make the election permitted under section 83(b) of the Code (i.e., an election to include in such Participant's gross income in the year of transfer the amounts specified in section 83(b) of the Code), such Participant shall notify the Plan Administrator of such election within ten (10) days of filing notice of the election with the Internal Revenue Service, in addition to any filing and notification required pursuant to regulations issued under the authority of section 83(b) of the Code.

         V.       FINANCING

                  The Plan Administrator in its sole discretion, may permit any Participant to pay the purchase price of shares issued under the Stock Issuance Program by delivering a full-recourse, interest bearing promissory note payable in one or more installments. The terms of any such promissory note (including the interest rate and the terms of repayment) shall be established by the Plan Administrator, in its sole discretion. In no event may the maximum credit available to the Participant exceed the sum of (i) the aggregate purchase price payable for the purchased shares (less the amount determined by the Plan Administrator with respect to the purchased shares to be capital within the meaning of Section 154 of the Delaware General Corporation Law) plus (ii) any Federal, state and local income and employment tax liability incurred by the Participant in connection with the or share purchase.

                                  ARTICLE FIVE

                         AUTOMATIC OPTION GRANT PROGRAM
                         ------------------------------



         I.       OPTION TERMS

                  A. Grant Dates. The Board may implement the Automatic Option Grant Program as of the first day of any month beginning after the Plan Effective Date. Upon such implementation of the Program (the "Program Effective Date"), options shall be granted on the dates specified below:

                           1.       Each individual who is serving as a
                                    non-employee Board member on the Program
                                    Effective Date and each individual who is first elected or appointed as a non-employee Board member at any time after the Program Effective Date shall automatically be granted, on the Program Effective Date or on the date of such initial election or appointment, as appropriate, a Non-Statutory Option to purchase Five Thousand (5,000) shares of Common Stock, (or any lesser amount determined by the Board), provided that individual has not previously been in the employ of the Corporation (or any Parent or Subsidiary).

                           2. On the date of each Annual Stockholders Meeting beginning with the 2002 Annual Stockholder Meeting, each individual who is to continue to serve as a non-employee Board member shall automatically be granted a Non-Statutory Option to purchase One Thousand (1,000) shares of Common Stock, (or any lesser amount determined by the Board), provided that individual has served as a non-employee Board member for at least six
                                    (6) months.

                  B.       Exercise Price.
                           ---------------

                           1. The exercise price per share shall be equal to one hundred percent (100%) of the Fair Market Value per share of Common Stock on the option grant date.

                           2. The exercise price shall be payable in one or more of the alternative forms authorized under the Discretionary Option Grant Program. Except to the extent the sale and remittance procedure specified thereunder is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

                  C.       Option Term. Each option shall have a term of ten
                           (10) years measured from the option grant date.

                  D. Exercise and Vesting of Options. Each option shall be immediately exercisable for any or all of the option shares. However, any unvested shares purchased under the option shall be subject to repurchase by the Corporation, at the exercise price paid per share, upon the Optionee's cessation of Board service prior to vesting in those shares. Each initial 5,000-share option shall vest, and the Corporation's repurchase right shall lapse, in a series of three (3) successive equal annual installments over the Optionee's period of continued service as a Board member, with the first such installment to vest upon the Optionee's completion of one (1) year of Board service measured from the option grant date. Each annual 1,000-share option shall vest, and the Corporation's repurchase right shall lapse, upon the Optionee's completion of three
                           (3) years of Board service measured from the option grant date.

                  E. Cessation of Board Service. The following provisions shall govern the exercise of any options outstanding at the time of the Optionee's cessation of Board service:

                           1. Any option outstanding at the time of the Optionee's cessation of Board service for any reason shall remain exercisable for a twelve (12)-month period following the date of such cessation of Board service, but in no event shall such option be exercisable after the expiration of the option term.

                           2. Any option exercisable in whole or in part by the Optionee at the time of death may be subsequently exercised by his or her Beneficiary.

                           3. Following the Optionee's cessation of Board service, the option may not be exercised in the aggregate for more than the number of shares for which the option was exercisable on the date of such cessation of Board service. Upon the expiration of the applicable exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any vested shares for which the option has not been exercised. However, the option shall, immediately upon the Optionee's cessation of Board service, terminate and cease to be outstanding for any and all shares for which the option is not otherwise at that time exercisable.

                           4. However, should the Optionee cease to serve as a Board member by reason of death or Permanent Disability, then all shares at the time subject to the option shall immediately vest so that such option may, during the twelve (12)-month exercise period following such cessation of Board service, be exercised for all or any portion of those shares as fully-vested shares of Common Stock.

         II.      REMAINING TERMS

                  The remaining terms of each option granted under the Automatic Option Grant Program shall be the same as the terms in effect for options granted under the Discretionary Option Grant Program.

                                   ARTICLE SIX

                                  MISCELLANEOUS
                                  -------------

         I.       NO IMPAIRMENT OF AUTHORITY

                  Outstanding awards shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

         II.      TAX WITHHOLDING

                  A. The Corporation's obligation to deliver shares of Common Stock upon the exercise of options or the issuance or vesting of such shares under the Plan shall be subject to the satisfaction of all applicable Federal, state and local income and employment tax withholding requirements.

                  B. The Plan Administrator may, in its discretion, provide any or all holders of Non-Statutory Options or unvested shares of Common Stock under the Plan with the right to use shares of Common Stock in satisfaction of all or part of the Withholding Taxes incurred by such holders in connection with the exercise of their options or the vesting of their shares. Such right may be provided to any such holder in either or both of the following formats:

                           1. Stock Withholding: The election to have the Corporation withhold, from the shares of Common Stock otherwise issuable upon the exercise of such Non-Statutory Option or the vesting of such shares, a portion of those shares with an aggregate Fair Market Value equal to the percentage of the Withholding Taxes (not to exceed one hundred percent (100%)) designated by the holder.

                           2. Stock Delivery: The election to deliver to the Corporation, at the time the Non-Statutory Option is exercised or the shares vest, one or more shares of Common Stock previously acquired by such holder (other than in connection with the option exercise or share vesting triggering the Withholding Taxes) with an aggregate Fair Market Value equal to the percentage of the Taxes (not to exceed one hundred percent (100%)) designated by the holder.

         III.     EFFECTIVE DATE AND TERM OF THE PLAN

                  A. The Plan shall become effective immediately upon the Plan Effective Date. However, the Salary Investment Option Grant and Automatic Option Grant Programs shall not be implemented until such time as the Plan Administrator and the Board, respectively, may deem appropriate. Options may be granted under the Discretionary Option Grant Program at any time on or after the Plan Effective Date. However, no options granted under the Plan may be exercised, and no shares shall be issued under the Plan, until the Plan is approved by the Corporation's stockholders. If such stockholder approval is not obtained within twelve (12) months after the Plan Effective Date, then all options previously granted under this Plan shall terminate and cease to be outstanding, and no further options shall be granted and no shares shall be issued under the Plan.

                  B. The Plan shall terminate upon the earliest of (i) the tenth anniversary of the Plan Effective Date, (ii) the date on which all shares available for issuance under the Plan shall have been issued as fully-vested shares or (iii) the termination of all outstanding options in connection with a Change in Control. Upon such plan termination, all outstanding options and unvested stock issuances shall thereafter continue to have force and effect in accordance with the provisions of the documents evidencing such grants or issuances.

                  C. The Plan shall be the controlling document. No other statements, representations, explanatory materials or examples, oral or written, may amend the Plan in any manner. The Plan shall be binding upon and enforceable against the Corporation and its successors and assigns.

         IV.      AMENDMENT OF THE PLAN

                  A. The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects. However, no such amendment or modification shall adversely affect the rights and obligations with respect to stock options or unvested stock issuances at the time outstanding under the Plan unless the Optionee or the Participant consents to such amendment or modification. In addition, certain amendments may require stockholder approval pursuant to applicable laws or regulations.

                  B. Options to purchase shares of Common Stock may be granted under the Discretionary Option Grant and Salary Investment Option Grant Programs and shares of Common Stock may be issued under the Stock Issuance Program that are in each instance in excess of the number of shares then available for issuance under the Plan, provided any excess shares actually issued under those programs shall be held in escrow until there is obtained stockholder approval of an amendment sufficiently increasing the number of shares of Common Stock available for issuance under the Plan. If such stockholder approval is not obtained within twelve (12) months after the date the first such excess issuances are made, then (i) any unexercised options granted on the basis of such excess shares shall terminate and cease to be outstanding and (ii) the Corporation shall promptly refund to the Optionees and the Participants the exercise or purchase price paid for any excess shares issued under the Plan and held in escrow, together with interest (at the applicable Short Term Federal
                           Rate) for the period the shares were held in escrow, and such shares shall thereupon be automatically cancelled and cease to be outstanding.

         V.       USE OF PROCEEDS

                  Any cash proceeds received by the Corporation from the sale of shares of Common Stock under the Plan shall be used for general corporate purposes.

         VI.      REGULATORY APPROVALS/LEGAL COMPLIANCE

                  A. The implementation of the Plan, the granting of any stock option under the Plan and the issuance of any shares of Common Stock (i) upon the exercise of any granted option or (ii) under the Stock Issuance Program shall be subject to the Corporation's procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the stock options granted under it and the shares of Common Stock issued pursuant to it.

                  B. No shares of Common Stock or other assets shall be issued or delivered under the Plan unless and until there shall have been compliance with all applicable requirements of Federal and state securities laws, including the filing and effectiveness of the Form S-8 registration statement for the shares of Common Stock issuable under the Plan, and all applicable listing requirements of any Stock Exchange (or the Nasdaq National Market or the Nasdaq Small Cap Market, if applicable) on which Common Stock is then listed for trading.

                  C. With respect to persons subject to section 16 of the 1934 Act, it is the intent of the Corporation that the Plan and all transactions under the Plan comply with all applicable provisions of Rule 16b-3 or its successors under the 1934 Act. In addition, it is the intent of the Corporation that the Plan and the options and stock issuances awarded under the Plan comply with the applicable provisions of section 162(m) of the Code and section 422 of the Code. To the extent that any legal requirement of section 16 of the 1934 Act or section 162(m) or 422 of the Code as set forth in the Plan ceases to be required under section 16 of the 1934 Act or section 162(m) or 422 of the Code, that Plan provision shall cease to apply. The Plan Administrator may revoke any option or stock issuance if it is contrary to law or modify an award to bring it into compliance with any valid and mandatory government regulation.

         VII.     NO EMPLOYMENT/SERVICE RIGHTS

                  Nothing in the Plan shall confer upon an Optionee or a Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining such person) or of the Optionee or the Participant, which rights are hereby expressly reserved by each, to terminate such person's Service at any time for any reason, with or without cause.

         VIII.    CORPORATE TRANSACTIONS

                  Nothing contained in this Plan shall be construed to (i) limit the right of the Plan Administrator to make awards under this Plan in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business or assets of any corporation, firm or association, including awards to employees thereof who become Employees or for other proper corporate purposes, or (ii) limit the right of the Corporation to grant stock options or make other awards outside of this Plan. Without limiting the foregoing, the Plan Administrator may make an award to an employee of another corporation who becomes an Employee by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Corporation (or any Parent or Subsidiary) in substitution for a stock option or restricted stock grant made by such corporation. The terms and conditions of the substitute grants may vary from the terms and conditions required by the Plan and from those of the substituted stock incentives. The Corporation shall prescribe the provisions of the substitute grants.

         IX.      GOVERNING LAW

                  The validity, construction, interpretation and effect of the Plan and of the documents and other instruments issued under the Plan shall be governed and construed by and determined in accordance with the laws of the State of Delaware, without giving effect to the conflict of laws provisions thereof.

         X.       NATURE OF PAYMENTS

                  Any and all grants of options, payments of cash, or deliveries of shares of Common Stock hereunder shall constitute special incentive payments to the Optionees and Participants and shall not be taken into account in computing the amount of salary or compensation of the Optionees and Participants for the purposes of determining any pension, retirement, death or other benefits under any pension, retirement, profit-sharing, bonus, life insurance or other employee benefit plan of the Corporation (or any Parent or Subsidiary) or any agreement between the Corporation (or any Parent or Subsidiary), on the one hand, and the Optionee or Participant, on the other hand, except as such plan or agreement shall otherwise expressly provide.

         XI.      NON-UNIFORM DETERMINATIONS

                  The Plan Administrator's determinations under the Plan need not be uniform and may be made by the Plan Administrator's selectively among persons who receive, or are eligible to receive, awards under the Plan (whether or not such persons are similarly situated).

         XII.     NO FRACTIONAL SHARES

                  No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan or any Award. The Plan Administrator shall determine whether cash, other awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

         XIII.    HEADINGS

                  Article and Section headings are for reference only. In the event of a conflict between a heading and the content of an Article or a Section, the content of the respective Article or Section shall control.

                                    APPENDIX
                                    --------

The following definitions shall be in effect under the Plan:

         A. Automatic Option Grant Program shall mean the automatic option grant program, if any, in effect under the Plan.

         B. Beneficiary shall mean, in the event the Plan Administrator implements a beneficiary designation procedure, the person designated by an Optionee or Participant, pursuant to such procedure, to succeed to such person's rights under any outstanding awards held by him or her at the time of death. In the absence of such designation or procedure, the Beneficiary shall be the personal representative of the estate of the Optionee or Participant or the person or persons to whom the award is transferred by will or the laws of inheritance.

         C.       Board shall mean the Corporation's Board of Directors.

         D. Change in Control shall mean a change in ownership or control of the Corporation effected through any of the following transactions:

                  1. Any "person" (as such term is used in Sections 13(d) and 14(d) of the 1934 Act) (other than persons who are stockholders on the effective date of the Plan) becomes a "beneficial owner" (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of securities of the Corporation representing more than 50% of the voting power of the then outstanding securities of the Corporation; provided that a Change in Control shall not be deemed to occur as a result of a change of ownership resulting from the death of a stockholder and a Change in Control shall not be deemed to occur as a result of a transaction in which the Corporation becomes a subsidiary of another corporation and in which the stockholders of the Corporation, immediately prior to the transaction, will beneficially own, immediately after the transaction, shares entitling such stockholders to more than 50% of all votes to which all stockholders of the parent corporation would be entitled in the election of directors (without consideration of the rights of any class of stock to elect directors by a separate class vote); or

                  2. The stockholders of the Corporation approve (or, if stockholder approval is not required, the Board approves) an agreement providing for (i) the merger or consolidation of the Corporation with another corporation where the stockholders of the Corporation, immediately prior to the merger or consolidation, will not beneficially own, immediately after the merger or consolidation, shares entitling such stockholders to more than 50% of all votes to which all stockholders of the surviving corporation would be entitled in the election of directors (without consideration of the rights of any class of stock to elect directors by a separate class vote),
                           (ii) the sale or other disposition of all or substantially all of the assets of the Corporation, or (iii) a liquidation or dissolution of the Corporation.

         E.       Code shall mean the Internal Revenue Code of 1986, as amended.

         F.       Common Stock shall mean the Corporation's common stock.

         G. Corporation shall mean I-trax, Inc., a Delaware corporation, and any corporate successor to all or substantially all of the assets or voting stock of I-trax, Inc. which shall by appropriate action adopt the Plan.

         H. Discretionary Option Grant Program shall mean the discretionary option grant program in effect under the Plan.

         I. Employee shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance, including without limitation officers and members of the Board.

         J. Exercise Date shall mean the date on which the Corporation shall have received written notice of the option exercise.

         K. Fair Market Value per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

                  1. If the Common Stock is publicly traded, then the Fair Market Value per share shall be determined as follows: (x) if the principal trading market for the Common Stock is a Stock Exchange, the Nasdaq National Market or the Nasdaq SmallCap Market, the last reported sale price thereof on the relevant date or (if there were no trades on that date) the latest preceding date upon which a sale was reported, or (y) if the Common Stock is not principally traded on such exchange or market, the last reported highest "bid" price of Common Stock on the relevant date, as reported by the OTC Bulletin Board, the National Daily Quotation Bureau, Inc. or as reported in a customary financial reporting service, as applicable and as the Plan Administrator determines.

                  2. If the Common Stock is not publicly traded or, if publicly traded, the Plan Administrator determines that the number of shares of the Common Stock traded on a given day, the last reported sale price thereof, or, if applicable, the highest "bid" quotation as set forth above are not indicative of the fair market value of the Common Stock, the Fair Market Value per share shall be as determined by the Plan Administrator.

         L. Incentive Option shall mean an option, which satisfies the requirements of Code Section 422.

         M. Involuntary Termination shall mean the termination of the Service of any individual which occurs by reason of:

                  1. such individual's involuntary dismissal or discharge by the Corporation for reasons other than Misconduct, or

                  2. such individual's voluntary resignation following (A) a change in his or her position with the Corporation or Parent or Subsidiary employing the individual which materially reduces his or her duties and responsibilities or the level of management to which he or she reports, (B) a reduction in his or her level of compensation (including base salary, fringe benefits and target bonus under any corporate-performance based bonus or incentive programs) by more than fifteen percent (15%) or (C) a relocation of such individual's place of employment by more than fifty (50) miles, provided and only if such change, reduction or relocation is effected by the Corporation without the individual's consent.

         N. Misconduct shall mean, except to the extent specified otherwise by the Plan Administrator, a finding by the Plan Administrator that the Optionee (i) has breached his or her employment or service contract with the Corporation, (ii) has engaged in disloyalty to the Corporation, including, without limitation, fraud, embezzlement, theft, commission of a felony or proven dishonesty in the course of his or her employment or service, (iii) has disclosed trade secrets or confidential information of the Corporation to persons not entitled to receive such information or (iv) has engaged in such other behavior detrimental to the interests of the Corporation as the Plan Administrator determines.

         O. 1934 Act shall mean the Securities Exchange Act of 1934, as amended.

         P. Non-Statutory Option shall mean an option not intended to satisfy the requirements of Code Section 422.

         Q. Option Surrender Value shall mean the Fair Market Value per share of Common Stock on the date an option is surrendered to the Corporation.

         R. Optionee shall mean any person to whom an option is granted under the Discretionary Option Grant, Salary Investment Option Grant or Automatic Option Grant Program.

         S. Parent shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

         T. Participant shall mean any person who is issued shares of Common Stock under the Stock Issuance Program.

         U. Permanent Disability or Permanently Disabled shall mean an Optionee's or a Participant's becoming disabled within the meaning of Code section 22 (e)(3). However, solely for purposes of the Automatic Option Grant Program, Permanent Disability or Permanently Disabled shall mean the inability of the non-employee Board member to perform his or her usual duties as a Board member by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more.

         V. Plan shall mean the Corporation's Amended and Restated 2001 Equity Compensation Plan, as set forth in this document.

         W. Plan Administrator shall mean the particular entity, whether the Primary Committee, the Board or the Secondary Committee, which is authorized to administer the Discretionary Option Grant, Salary Investment Option Grant and Stock Issuance Programs with respect to one or more classes of eligible persons, to the extent such entity is carrying out its administrative functions under those programs with respect to the persons under its jurisdiction. However, the Primary Committee shall have the plenary authority to make all factual determinations and to construe and interpret any and all ambiguities under the Plan to the extent such authority is not otherwise expressly delegated to any other Plan Administrator.

         X. Plan Effective Date shall mean March 20, 2001, the date on which the Plan was adopted by the Board.

         Y. Primary Committee shall mean the committee of two (2) or more non-employee Board members, as defined under Rule 16b-3 under the 1934 Act, who are also "outside directors", as defined under section 162(m) of the Code and who are appointed by the Board to administer the Discretionary Option Grant and Stock Issuance Programs with respect to Section 16 Insiders and Covered Employees and to administer the Salary Investment Option Grant Program with respect to all eligible individuals.

         Z. Salary Investment Option Grant Program shall mean the salary investment grant program, if any, in effect under the Plan.

         AA. Secondary Committee shall mean a committee of one (1) or more Board members appointed by the Board to administer the Discretionary Option Grant and Stock Issuance Programs with respect to eligible persons other than Section 16 Insiders and Covered Employees.

         BB. Section 16 Insider and Covered Employee shall mean an officer or director of the Corporation subject to the short-swing profit liabilities of Section 16 of the 1934 Act and to the extent not covered by such statutory provision, an officer who is subject to the cap on deductible remuneration under section 162(m)(3) of the Code.

         CC. Service shall mean the performance of services for the Corporation (or any Parent or Subsidiary) by a person in the capacity of an Employee, a non-employee member of the board of directors or a consultant or independent advisor, except to the extent otherwise specifically provided in the documents evidencing the option grant or stock issuance.

         DD. Stock Exchange shall mean either the American Stock Exchange or the New York Stock Exchange.

         EE. Stock Issuance Program shall mean the stock issuance program, if any, in effect under the Plan.

         FF. Subsidiary shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

         GG. 10% Stockholder shall mean the owner of stock (as determined under Code section 424(d)) possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation (or any Parent or Subsidiary).

         HH. Withholding Taxes shall mean the minimum applicable Federal, state and local income and employment withholding tax liabilities to which the holder of Non-Statutory Options or unvested shares of Common Stock may become subject in connection with the exercise of those options or the vesting of those shares.

______________

Pursuant to Section V.E of Article 1, all references to share amounts in the Plan have been adjusted to reflect the Corporation's 1-for-5 reverse stock split, which was effected as of the close of business on January 3, 2003.

As revised by the Board at its meeting held August 16, 2004 and approved by the stockholders at the Annual Meeting held __________ __, 2005 to make the following amendments: (i) Section V.A of Article 1 was amended to increase the aggregate number of shares of Common Stock that may be issued under the Plan from 1,600,000 to 3,600,000, plus the additional shares of common stock described in Section V.B of Article 1; (ii) Section V.B of Article 1 was amended to change the maximum amount of the annual increase in the number of shares of Common Stock available for issuance under the Plan from Two Hundred Thousand (200,000) shares to Three Hundred Thousand (300,000) shares; and (iii) Section V.C of Article 1 was amended to increase the maximum aggregate number of shares of Common Stock for which any one person may be granted options, separately exercisable stock appreciation rights and direct stock issuances under the Plan per calendar year from Eighty Thousand (80,000) shares to Four Hundred Thousand (400,000) shares.


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